SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 14 , 2006
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 4 Pages
Exhibit Index - Page 4

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01	Entry Into a Material Definitive Agreement

On March 15, 2006, The Hershey Company (the “Company”) filed a Current Report on Form 8-K (the “March 15, 2006 Form 8-K”) announcing that it had entered into a short - term credit agreement (the “Short -Term Credit Agreement”) with the banks, financial institutions and other institutional lenders listed on the signature pages thereof (collectively the “New Facility Lenders”), Citibank, N.A., as administrative agent for the New Facility Lenders, Bank of America, N.A., as syndication agent, UBS Loan Finance LLC, as documentation agent, and Citigroup Global Markets Inc. and Banc of America Securities LLC, as joint lead arrangers and joint book managers. The Short -Term Credit Agreement established an unsecured revolving credit facility under which the Company could borrow up to $400 million. The Short -Term Credit Agreement was filed as Exhibit 10.1 to the March 15, 2006 Form 8-K and is incorporated herein by reference. The term of the Short -Term Credit Agreement is scheduled to expire on September 15, 2006.

On September 14, 2006, the Company entered into a Letter Amendment with the New Facility Lenders and Citibank, N.A., as agent for the New Facility Lenders (the “Letter Amendment”). The Letter Amendment amends the Short -Term Credit Facility to: (1) extend the term of the Short -Term Credit Facility through and including December 1, 2006, and (2) reduce the total credit limit available under the Short -Term Credit Facility from $400 million to $200 million. All of the other terms and conditions of the Short -Term Credit Facility remain the same. A copy of the Letter Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company also maintains a five year credit agreement (the “Five Year Credit Agreement”) with banks, financial institutions and other institutional lenders (collectively the “Lenders”) more fully described in the Company’s Current Report on Form 8-K, filed November 16, 2004. The Five Year Credit Agreement established an unsecured revolving credit facility under which the Company may borrow up to $900 million with the option to increase borrowings by an additional $600 million with the concurrence of the Lenders. Funds borrowed under the Five Year Credit Agreement may be used for general corporate purposes, including commercial paper backstop.

The foregoing descriptions of the Short-Term Credit Agreement, the Letter Amendment and the Five Year Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

In the ordinary course of their respective businesses, the New Facility Lenders and certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees. The New Facility Lenders are Lenders under the Five Year Credit Agreement along with six other banking institutions. Citibank, N.A. is Trustee, and affiliates of Bank of America N.A. and UBS Loan Finance LLC were underwriters of, the Company’s offering in August 2006 of $250 million 5.300% Notes due September 1, 2011 and $250 million 5.450% Notes due September 1, 2016.

Page 2 of 4 Pages
Exhibit Index - Page 4

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

10.1  Letter Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 15, 2006

THE HERSHEY COMPANY
By: /s/ David J. West
David J. West Senior Vice President, Chief Financial Officer

Page 3 of 4 Pages
Exhibit Index - Page 4

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Amendment

Page 4 of 4 Pages
Exhibit Index - Page 4